UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 21, 2009

PLURIS ENERGY GROUP INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

000-25579
(Commission File Number)

87-0571853
(IRS Employer Identification No.)

Suite 2703 – 550 Pacific Street, Vancouver, British Columbia V6Z 3G2 Canada
(Address of principal executive offices and Zip Code)

604.607.1677
Registrant's telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement.

Termination of Share Purchase Agreement between Pluris Energy Group Inc. and San Enrique Petrolera SA

On January 15, 2009, the Pluris Energy Group Inc. (the “Company”) was informed by its Argentine litigation council that efforts undertaken by the Company through the action it commenced through The Secretariat of the Court, International Court of Arbitration, International Chamber of Commerce, Paris, France (the “ICC”) against San Enrique Petrolera SA (“SEPSA) related to the frustration of the Share Purchase Agreement (the “SPA”) entered into on August 18, 2006 by the Company and SEPSA has resulted in a partial award being rendered by the ICC. The binding award, approved by majority determines that SPA entered into between Pluris Energy and San Enrique on August 18, 2006 is terminated retroactively to October 31, 2006. It further determines that the SPA’s early termination was seventy percent (70%) the responsibility of San Enrique and thirty percent (30%) the responsibility of Pluris Energy. The ICC has informed the Company that the final damages award rendering would be made by March 31, 2009.

Item 7.01 Regulation FD Disclosure

A copy of the news release announcing the termination of the Share Purchase Agreement and ICC award rendering is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

99.1	News Release dated January 21, 2009 announcing the termination of the Share Purchase Agreement and ICC award rendering.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLURIS ENERGY GROUP INC.

By:	/s/ Sacha H. Spindler
Sacha H. Spindler
Chief Executive Officer, Chairman and Director

Dated January 21, 2009